AMENDMENT FIVE
                                   to the
                                VAR AGREEMENT
                                   between
                     SYSTEMS & COMPUTER TECHNOLOGY, INC.
                                     and
                             ORACLE CORPORATION


This document ("Amendment Five") shall serve to amend the VAR Agreement and any amendments thereto between Systems & Computer Technology, Inc. (the "VAR") and Oracle Corporation ("Oracle") dated September 1, 1991 (the "Agreement").

The Agreement is hereby amended as follows:

1. In Section 1.7, delete the first, second and third sentences of such Section and replace them with the following: ""

     Sublicense" shall mean (a) a nonexclusive, nontransferable right granted by the VAR or its Distributors to an end user to use the object code copy of the Limited Use Programs with the Application Programs on Hardware and (b) a non-exclusive, nontransferable right granted by the VAR to an end user to use the object code copy of the Full Use Programs on Hardware in any transaction in which the VAR also shall provide services, referred to as (i) On Site services, outsourcing services, information resource management services, facilities management services, or the like ("On Site Services Transaction") or (ii) implementation services ("Implementation Services Transaction"), to such end user. Provided, however, that the value of the services and/or Hardware to be provided by the VAR with the Full Use Programs shall be equal to or more than the value of the Full Use Programs provided in any such transaction in order for such transaction to qualify as an On Site Services Transaction or Implementation Services Transaction. Upon Oracle's request, the VAR shall provide Oracle with a summary of the value added with respect to any transaction which the VAR claims constitutes an On Site Services Transaction or Implementation Services Transaction."

2. In Section 2.3.A.6, delete the body of such Section in its entirety and replace it with the following:

     "6.  Sublicense Full Use Programs for use on any Hardware to
     Sublicensees in a transaction qualifying as an On Site Services Transaction or Implementation Services Transaction for the Sublicensee's own internal use in the United States subject to the provisions of Paragraph 2.3.A.5 and pursuant to a Sublicense agreement which includes the provisions set forth in Paragraph 2.3.A.5, except Paragraph 2.3.A.5.d."

3. In Section 2.3.D, delete the first sentence of such Section in its entirety and replace it with the following:

     "Notwithstanding anything to the contrary contained in the Agreement, the VAR shall have the right to grant up to five (5) Sublicenses of the Full Use versions of the Oracle RDBMS Program (including SQL*Loader and SQL*RPT) and the Oracle transaction processing option Program only in transactions qualifying as On Site Services Transactions or Implementation Services Transactions, without paying any Sublicense fees to Oracle in connection therewith."

4. In Section 3.1, delete the second sentence of such Section and replace it with the following:

     "The VAR agrees to pay Oracle a Sublicense fee of fifty percent (50%) of the applicable then-current Oracle standard Full Use Program level license fee as specified in the applicable then-current Price List for each Full Use Program Sublicensed by the VAR in an On Site Services Transaction or Implementation Services Transaction."

5. In Section 4.1.C, delete the body of such Section in its entirety and replace it with the following:

     "C. Sublicensee name, address, make(s)/Model(s) and operating system(s), Full Use Programs installed and total Sublicense fees due to Oracle for each Sublicensed Full Use Program sublicensed in an On Site Services Transaction, in an Implementation Services Transaction, or to WVNET; and"

6. In Section 8.2, delete the first and second sentences of such Section and replace it with the following:

     "The Programs are copyrighted by Oracle. The VAR shall retain all Oracle copyright notices on the Full-Use Programs used by the VAR under its Development Licenses and all Full Use Programs distributed by the VAR to Sublicensees in On Site Services Transactions or Implementation Services Transactions."

Other than the addition of the foregoing, the Agreement remains unchanged and in full force and effect.


The Effective Date of this Amendment Five is November 1, 1993.



SYSTEMS & COMPUTER
TECHNOLOGY, INC.                        ORACLE CORPORATION

By:     /s/ Michael D. Chamberlain      By:     /s/ Michael James Poplack
        --------------------------              -------------------------

Name:   Michael D. Chamberlain          Name:   Michael James Poplack
        --------------------------              -------------------------

Title:  President, STS Division         Title:  Senior Counsel
        --------------------------              -------------------------